Exhibit 99.1

Date                                 Vested Options
--------------------------------     ------------------------------

May 29, 2009                         73,855
June 29, 2009                        73,855
July 29, 2009                        73,855
August 29, 2009                      73,855
September 29, 2009                   73,855
October 29, 2009                     73,855
November 29, 2009                    73,855
December 29, 2009                    73,855
January 29, 2010                     73,855
February 29, 2010                    73,855
March 29, 2010                       73,855
April 29, 2010                       73,855